Exhibit 10.1

ATWOOD OCEANICS, INC.

INDEMNIFICATION AGREEMENT

This Agreement (“Agreement”) is made and entered into as of the         day of                 , 2012, by and between Atwood Oceanics, Inc., a Texas corporation (the “Corporation”), and [            ] (“Indemnitee”).

RECITALS

A. Highly competent persons are becoming more reluctant to serve corporations as directors or executive officers or in other capacities unless they are provided with adequate protection through insurance, indemnification or both against claims and actions against them arising out of their service to and activities on behalf of the corporation.

B. The Board of Directors of the Corporation (the “Board”) has determined that the inability to attract and retain such persons would be detrimental to the best interests of the Corporation and its shareholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future.

C. The Board has also determined that it is reasonable, prudent and necessary for the Corporation, in addition to purchasing and maintaining directors’ and officers’ liability insurance, contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified.

D. Indemnitee is willing to serve, continue to serve and take on additional service for or on behalf of the Corporation on the condition that Indemnitee be so indemnified to the fullest extent permitted by law.

E. The Corporation’s Second Amended and Restated By-Laws (Article IV, Section 3 et seq.) authorize and require the Corporation to indemnify and advance expenses to, among others, its directors and officers to the maximum extent permitted by the Texas Business Organizations Code. The rights in this Agreement are intended to be in addition to those provided in the By-Laws of the Corporation.

In consideration of the foregoing and the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

Certain Definitions

As used herein, the following words and terms shall have the following respective meanings (whether singular or plural):

“Change in Control” means the occurrence of any one or more of the following:

(i) the acquisition by any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (i) the then outstanding shares of common stock of the Corporation or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, in each case without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person’s acquiring such percentage interest; provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation; (ii) any acquisition by the Corporation or any subsidiary of the Corporation; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation; or

(ii) the Corporation shall sell substantially all of its assets to another entity which is not a wholly owned subsidiary of the Corporation; or

(iii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

For the purposes of this Agreement, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) promulgated under the Exchange Act.

“Claim” means an actual or threatened claim or request for relief.

“Corporate Status” means the status of a person who is, was or may be deemed to be or to have been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a partner, director, officer, venturer, proprietor, trustee, employee, administrator, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise. For purposes of this Agreement, the Corporation agrees that Indemnitee’s service on behalf of or with respect to any Subsidiary of the Corporation shall be deemed to be at the request of the Corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

“person” shall have the meaning ascribed to such term in Sections 13(d) and 14(d) of the Exchange Act and shall include any partnership, limited partnership, syndicate or group referred to in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

“Proceeding” means any threatened, pending or completed action, suit, arbitration, demand, investigation, inquiry, alternate dispute resolution mechanism, administrative or legislative hearing, or any other proceeding (including any securities laws action, suit, arbitration, alternative dispute resolution mechanism, hearing or procedure) whether civil, criminal, administrative, arbitrative or investigative and whether or not based upon events occurring, or actions taken, before the date hereof (except one initiated by Indemnitee pursuant to Article VI of this Agreement to enforce Indemnitee’s rights under this Agreement), and any appeal in or related to any such action, suit, arbitration, investigation, hearing or proceeding and any inquiry or investigation (including discovery), whether conducted by or in the right of the Corporation or any other person, that Indemnitee in good faith believes could lead to any such action, suit, arbitration, alternative dispute resolution mechanism, hearing or other proceeding or appeal thereof.

“Special Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the three years theretofore has been, retained to represent: (a) the Corporation or Indemnitee in any matter material to either such party (other than as Special Counsel under this Agreement or similar agreements), (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding voting securities. Notwithstanding the foregoing, the term “Special Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Subsidiary” means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Corporation.

“TBOC” means the Texas Business Organizations Code and any successor statute thereto as either of them may from time to time be amended.

ARTICLE II

Services by Indemnitee

Indemnitee is serving, or agrees to serve, as a director or officer of the Corporation or, at the request of the Corporation, in another capacity for the Corporation or as a partner, director, officer, venturer, proprietor, trustee, employee, administrator, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise. Indemnitee may from time to time also agree to serve, as the Corporation may request from time to time, in another such capacity or position. Indemnitee and the Corporation each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve, or continue to serve, the Corporation in such capacities. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law). The Corporation shall have no obligation under this Agreement to continue Indemnitee in any such position or positions.

ARTICLE III

Indemnification

Section 3.1 General. The Corporation shall indemnify, and advance Expenses to, Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit. The provisions set forth in this Agreement are provided in addition to and as a means of furtherance and implementation of, and not in limitation of, the obligations expressed in this Article III. No requirement, condition to or limitation of any right to indemnification under this Article III, or to advancement of Expenses under Articles III and IV, shall in any way limit the rights of Indemnitee under Section 7.3.

Section 3.2 Additional Indemnity of the Corporation. Indemnitee shall be entitled to indemnification pursuant to this Section 3.2 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any Proceeding (except to the extent limited by Section 3.3). Pursuant to this Section 3.2, Indemnitee shall be indemnified against Expenses, judgments, penalties (including excise or similar taxes), fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any Claim therein, if Indemnitee (1) acted in good faith; (2) reasonably believed: (a) in the case of conduct in his official capacity, that his conduct was in the Corporation’s best interest; and (b) in all other cases, that his conduct was not opposed to the Corporation’s best interests, and (3) in the case of any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. If Indemnitee is entitled to indemnification pursuant to this Section 3.2 as to some Claims in such Proceeding but not others, then the Corporation reserves the right to reasonably prorate in good faith its indemnification obligations arising under this Agreement. Nothing in this Section 3.2 shall limit the benefits of Section 3.1 or any other Section hereunder.

Section 3.3 Limitation on Indemnity. The Indemnification otherwise available to an Indemnitee under Section 3.2 shall be limited to the extent set forth in this Section 3.3. In the event that an Indemnitee is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the Indemnitee, whether or not the benefit resulted from an action taken in Indemnitee’s official capacity, the Indemnitee shall, with respect to the Proceeding in which such finding is made, be indemnified only against reasonable Expenses actually incurred by him in connection with that Proceeding. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any such Proceeding as to which Indemnitee shall have been adjudged to be liable for (a) willful or intentional misconduct in the performance of his duty to the Corporation, (b) breach of his duty of loyalty owed to the Corporation or (c) an act or omission not committed in good faith that constitutes a breach of a duty owed by Indemnitee to the Corporation; provided, however, that, if applicable law so permits, indemnification against such Expenses shall nevertheless be made by the Corporation in such event if and only to the extent that the court in which such Proceeding shall have been brought or is pending, shall determine.

ARTICLE IV

Expenses

Section 4.1 Expenses of a Party Who Is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him in connection with any Proceeding to which Indemnitee is a party by reason of his Corporate Status and in which Indemnitee is successful, on the merits or otherwise. In the event that Indemnitee is not wholly successful, on the merits or otherwise, in a Proceeding but is successful, on the merits or otherwise, as to any Claim in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to such Claim, with Expenses with respect to such Proceeding being reasonably prorated by the Corporation in good faith. For purposes of this Section 4.1 and without limitation, the termination of a Claim in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Claim.

Section 4.2 Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise participates in any Proceeding at a time when he is not named a defendant or respondent in the Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 4.3 Advancement of Expenses. The Corporation shall pay all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding or Claim, whether brought by the Corporation or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to Article V hereof within 10 days after the receipt by the Corporation of a written request from Indemnitee requesting such payment or payments from time to time, whether prior to or after final disposition of such Proceeding or Claim. Each such request shall reasonably evidence the Expenses incurred by Indemnitee. Prior to any payment being made by the Corporation, Indemnitee shall provide the Corporation with a written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification hereunder. Indemnitee hereby undertakes and agrees that he will reimburse and repay the Corporation for any Expenses so advanced to the extent that it shall ultimately be determined by a court in a final adjudication from which there is no further right of appeal, that Indemnitee is not entitled to be indemnified against such Expenses. Indemnitee shall not be required to provide collateral or otherwise secure the undertaking and agreement described in the prior sentence.

ARTICLE V

Procedure for Determination of Entitlement to Indemnification

Section 5.1 Request by Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary or an Assistant Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

Section 5.2 Determination of Request. Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 5.1 hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (a) if a Change in Control shall have occurred, by Special Counsel (selected in accordance with Section 5.3) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, unless Indemnitee shall request that such determination be made in accordance with Section 8.103(a)(1), (2), (4) or (5) of the TBOC; or (b) if a Change in Control shall not have occurred, in accordance with Section 8.103(a) of the TBOC. If it is so determined that Indemnitee is entitled to indemnification hereunder, payment to Indemnitee shall be made within 10 days after such determination. Nothing contained in this Agreement shall require that any determination be made under this Section 5.2 prior to the disposition or conclusion of a Claim or Proceeding against Indemnitee; provided, however, that advancement of Expenses shall continue to be made by the Corporation pursuant to, and to the extent required by, the provisions of Articles III and IV. Indemnitee shall cooperate with the person making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’

fees and disbursements) incurred by Indemnitee in so cooperating with the person making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby agrees to indemnify and hold harmless Indemnitee therefrom.

Section 5.3 Special Counsel. If a Change in Control shall have occurred and Indemnitee elects that the determination as to indemnification is to be made by Special Counsel, the Special Counsel shall be selected by the Board from a list of three reasonably acceptable choices proposed by Indemnitee, and Indemnitee shall give written notice to the Corporation of such list within 10 days of his request for indemnification (unless Indemnitee shall request that such selection be made by the Board without such delivery of such list, in which event the Corporation shall give written notice to Indemnitee within 10 days after receipt of Indemnitee’s request for indemnification advising him of the identity of the Special Counsel). If the Indemnitee supplies such a list, the Board shall choose from such list and the Corporation shall notify the Indemnitee of the choice within seven days after such list has been given. Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection or delivery of such list, as the case may be, shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection or to the names on the list, as the case may be. Any objection to the selection or identity of Special Counsel pursuant to this Section 5.3 may be asserted only on the ground that the Special Counsel so selected or identified does not meet the requirements of the definition of “Special Counsel” in Article I hereof, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is timely made by the Indemnitee, the Special Counsel selected by the Board may not serve as Special Counsel unless and until a court of competent jurisdiction (the “Court”) has determined that such objection is without merit. In the event of a timely written objection to either a choice of Special Counsel, or to inclusion of a proposed Special Counsel on a list the party originally selecting the Special Counsel or the Indemnitee who has proposed such Special Counsel on such list shall have seven days to make an alternate selection of Special Counsel or to give written notice of selection to the other party as the case may be, after which time such other party shall have five days to make a written objection to such alternate selection. If, within 30 days after submission by Indemnitee of a written request for indemnification pursuant to Section 5.1 hereof, no Special Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court for resolution of any objection that shall have been made by the Corporation or Indemnitee to the other’s selection of Special Counsel and/or for the appointment as Special Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Special Counsel under Section 5.2 hereof. The Corporation shall pay any and all reasonable fees and expenses of Special Counsel incurred by such Special Counsel in connection with acting pursuant to Section 5.2, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 5.3, regardless of the manner in which such Special Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 6.1(c) of this Agreement, Special Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 5.4 Presumptions and Effect of Certain Proceedings.

(a) If a Change in Control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in this Agreement) to be entitled to indemnification under this Agreement upon submission of a request for indemnification under Section 5.1, and thereafter the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by Special Counsel (or other person or persons determining entitlement to indemnification) as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Special Counsel (or such other person or persons) convinces him by clear and convincing evidence that the presumption should not apply.

(b) If the person or persons empowered or selected under Article V of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Corporation of the request by Indemnitee therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a knowing misstatement by Indemnitee of a material fact, or knowing omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating to such determination; and provided, further, that the 60-day limitation set forth in this Section 5.4(b) shall not apply and such period shall be extended as necessary (i) if within 30 days after receipt by the Corporation of the request for indemnification under Section 5.1 the Board has resolved to submit such determination to the shareholders of the Corporation pursuant to Section 5.2(b) of this Agreement for their consideration at an annual meeting thereof to be held within 90 days after such receipt and such determination is made thereat, or a special meeting of shareholders is called within 30 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Special Counsel pursuant to Section 5.2(a) of this Agreement, in which case the applicable period shall be as set forth in Section 6.1(c).

(c) The termination of any Proceeding or of any Claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) by itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee failed to meet any particular standard of conduct, that Indemnitee had any particular belief, or that a court has determined that indemnification is not permitted by applicable law. Indemnitee shall be deemed to have been found liable in respect of any Claim or Proceeding only after he shall have been so adjudged by a court in competent jurisdiction after exhaustion of all appeals therefrom.

ARTICLE VI

Certain Remedies of Indemnitee

Section 6.1 Indemnitee Entitled to Adjudication in an Appropriate Court. In the event (a) a determination is made pursuant to Article V that Indemnitee is not entitled to indemnification under this Agreement; (b) there has been any failure by the Corporation to make timely payment or advancement of any amounts due hereunder; or (c) the determination of entitlement to indemnification is to be made by Special Counsel pursuant to Section 5.2 and such determination shall not have been made and delivered in a written opinion within 90 days after the latest of (i) such Special Counsel’s being appointed, (ii) the overruling by the Court of objections to such counsel’s selection or (iii) expiration of all periods for the Corporation or

Indemnitee to object to such counsel’s selection, Indemnitee shall be entitled to commence an action seeking an adjudication in an appropriate court of the State of Texas, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration. The arbitration shall be conducted by a single arbitrator and shall take place in Houston, Texas according to the rules of the then-prevailing Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall reside in Houston, Texas, and be an attorney licensed to practice law by the State Bar of Texas. The parties agree that all matters subject to the arbitration, including the arbitration itself, shall remain confidential. Indemnitee shall commence such action seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 6.1, or such right shall expire. The Corporation agrees not to oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

Section 6.2 Adverse Determination Not to Affect any Judicial Proceeding. In the event that a determination shall have been made pursuant to Article V that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Article VI shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of such initial adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Article VI, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

Section 6.3 Corporation Bound by Determination Favorable to Indemnitee in any Judicial Proceeding or Arbitration. If a determination shall have been made or deemed to have been made pursuant to Article V that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article VI, absent a knowing misstatement by Indemnitee of a material fact, or a knowing omission of a material fact necessary to make a statement by Indemnitee not materially misleading, in connection with the request for indemnification.

Section 6.4 Corporation Bound by the Agreement. The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article VI that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

Section 6.5 Indemnitee Entitled to Expenses of Judicial Proceeding. In the event that Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Article I) actually and reasonably incurred by him in such judicial adjudication or arbitration but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses or other benefit sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be reasonably prorated in good faith by counsel for Indemnitee. Notwithstanding the foregoing, if a Change in Control shall have occurred, Indemnitee shall be entitled to indemnification under this Section 6.5 regardless of whether Indemnitee ultimately prevails in such judicial adjudication or arbitration.

ARTICLE VII

Miscellaneous

Section 7.1 Non-Exclusivity. The rights of Indemnitee to receive indemnification and advancement of Expenses under this Agreement shall be in addition to, and shall not be deemed exclusive of, any other rights to which Indemnitee may at any time be entitled under applicable law, the Amended and Restated Certificate of Formation or By-Laws of the Corporation, any other agreement, vote of shareholders or a resolution of directors, or otherwise. No amendment or alteration of the Amended and Restated Certificate of Formation or By-Laws of the Corporation or any provision thereof shall adversely affect Indemnitee’s rights hereunder. To the extent that there is a change in the TBOC or other applicable law (whether by statute or judicial decision) which allows greater indemnification by agreement than would be afforded currently under the Amended and Restated Certificate of Formation or By-Laws of the Corporation and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by virtue of this Agreement the greater benefit so afforded by such change. Any amendment, alteration or repeal of the TBOC that adversely affects any right of Indemnitee shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place before such amendment or repeal.

Section 7.2 Insurance and Subrogation.

(a) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees or agents of the Corporation or for individuals serving at the request of the Corporation as partners, directors, officers, venturers, proprietors, trustees, employees, administrators, agents, fiduciaries or similar functionaries of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such similarly situated director, officer, employee, agent or individual under such policy or policies.

(b) In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(c) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any Bylaw, insurance policy, contract, agreement or otherwise.

Section 7.3 Self Insurance of the Corporation. The parties hereto recognize that the Corporation may, but is not required to, procure or maintain insurance or other similar arrangements, at its expense, to protect itself and any person, including the Indemnitee, who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a partner, director, officer, venturer, proprietor, trustee, employee, administrator, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against or incurred by such person, in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify such person against such expense or liability.

In considering the cost and availability of such insurance, the Corporation (through the exercise of the business judgment of its directors and officers) may, from time to time, purchase insurance which provides for any and all of (i) deductibles, (ii) limits on payments required to be made by the insurer, or (iii) coverage exclusions and/or coverage which may not be as comprehensive as that which might otherwise be available to the Corporation but which otherwise available insurance the officers or directors of the Corporation determine is inadvisable for the Corporation to purchase given the cost involved. The purchase of insurance with deductibles, limits on payments and coverage exclusions will be deemed to be in the best interest of the Corporation but may not be in the best interest of the Indemnitee. As to the Corporation, purchasing insurance with deductibles, limits on payments and coverage exclusions is similar to the Corporation’s practice of self-insurance in other areas. In order to protect Indemnitee who would otherwise be more fully or entirely covered under such policies, the Corporation shall, to the fullest extent permitted by applicable law, indemnify and hold Indemnitee harmless to the extent (i) of such deductibles, (ii) of amounts exceeding payments required to be made by an insurer or (iii) of coverage under policies of officer’s and director’s liability insurance that are available, were available or which became available to the Corporation or which are generally available to companies comparable to the Corporation but which the officers or directors of the Corporation determine is inadvisable for the Corporation to purchase, given the cost involved. Without limiting the generality of any provision of this Agreement, the procedures in Article V hereof shall, to the extent applicable, be used for determining entitlement to indemnification under this Section 7.3.

Section 7.4 Certain Settlement Provisions. The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding or Claim without the Corporation’s prior written consent. The Corporation shall not settle any Proceeding or Claim in any manner that would impose any fine, Expense, limitation or other obligation on Indemnitee without Indemnitee’s consent. Neither the Corporation nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

Section 7.5 Duration of Agreement. This Agreement shall continue for so long as Indemnitee serves as a director or officer of the Corporation or, at the request of the Corporation, as a partner, director, officer, venturer, proprietor, trustee, employee, administrator, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and thereafter shall survive until and terminate upon the last to occur of: (a) 10 years after the date that Indemnitee shall have ceased to serve in any such capacity; (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Article VI relating thereto; or (c) the expiration of all statutes of limitation applicable to possible Claims or Proceedings arising out of Indemnitee’s Corporate Status. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors, legal representatives and administrators.

Section 7.6 Notice by Each Party. Indemnitee agrees to promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or communication relating to any Proceeding or Claim for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder. The Corporation agrees to promptly notify Indemnitee in writing, as to the pendency of any Proceeding or Claim which may involve a claim against the Indemnitee for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder.

Section 7.7 Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

Section 7.8 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

Section 7.9 Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 7.10 Severability. If any provision of this Agreement (including any provision within a single section, paragraph or sentence) or the application of such provision to any person or circumstance, shall be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other persons or circumstances, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder of this Agreement will have the same force and effectiveness as if such part or parts had never been included herein; provided, however, that the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof declared to be invalid, unenforceable or void. Any such finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

Section 7.11 Notices. Unless otherwise expressly provided herein, all notices, requests, demands, consents, waivers, instructions, approvals and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, certified mail return receipt requested, first-class postage paid, addressed as follows:

If to the Corporation, to it at:

Atwood Oceanics, Inc.

15835 Park Ten Place Drive

Houston, Texas, 77084

Attn: General Counsel

If to Indemnitee, to him at his address on file with the Corporation from time to time;

or to such other address or to such other individuals as any party shall have last designated by notice to the other parties. All notices and other communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given when delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 7.11.

Section 7.12 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas without regard to the principles of conflict of laws that would result in the application of the laws of another jurisdiction.

Section 7.13 Rules of Construction.

(a) The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof. As used in this Agreement, unless otherwise provided to the contrary, (1) all references to days shall be deemed references to calendar days and (2) any reference to a “Section” or “Article” shall be deemed to refer to a section or article of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

(b) For purposes of this Agreement, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, nominee, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of this Agreement and the TBOC.

Section 7.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 7.15 Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of expenses hereunder with respect to (i) any Proceeding or any Claim therein, brought or made by such person against the Corporation, except as specifically provided in Article V or Article VI hereof; or (ii) the payment by Indemnitee to the Corporation of profits pursuant to Section 16(b) of the Exchange Act, or Claims or Proceedings in connection therewith.

Section 7.16 Indemnification for Negligence, Gross Negligence, etc. WITHOUT LIMITING THE GENERALITY OF ANY OTHER PROVISION HEREUNDER, IT IS THE EXPRESS INTENT OF THIS AGREEMENT THAT INDEMNITEE BE INDEMNIFIED AND EXPENSES BE ADVANCED REGARDLESS OF INDEMNITEE’S ACTS OF NEGLIGENCE, GROSS NEGLIGENCE, INTENTIONAL OR WILLFUL MISCONDUCT OR THEORIES OF STRICT LIABILITY TO THE EXTENT THAT INDEMNIFICATION AND ADVANCEMENT OF EXPENSES IS ALLOWED PURSUANT TO THE TERMS OF THIS AGREEMENT AND UNDER APPLICABLE LAW.

Section 7.17 Mutual Acknowledgments. Both the Corporation and Indemnitee acknowledge that in certain instances, applicable law (including applicable federal law that may preempt or override applicable state law) or public policy may prohibit the Corporation from indemnifying the directors and officers of the Corporation under this Agreement or otherwise. For example, the Corporation and Indemnitee acknowledge that the U.S. Securities and Exchange Commission has taken the position that indemnification of directors, officers and controlling persons of the Corporation for liabilities arising under federal securities laws is against public policy and, therefore, unenforceable. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee. In addition, the Corporation and Indemnitee acknowledge that federal law prohibits indemnifications for certain violations of the Employee Retirement Income Security Act of 1974, as amended.

Section 7.18 Clarification. Without limiting the generality of any other provision of this Agreement, the parties hereto agree and acknowledge that this Agreement is intended to and does apply to (a) all actions by the Indemnitee since the time of his election or appointment as a director or officer of the Corporation or since the commencement of his service, at the request of the Corporation, as a partner, director, officer, venturer, proprietor, trustee, employee, administrator, agent, fiduciary or similar functionary of another foreign or domestic corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and (b) if applicable, all of the Indemnitee’s activities as a director of the Corporation, including without limitation, service by the Indemnitee on any committee of the Board.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

ATWOOD OCEANICS, INC.

By:
Name:
Title:

INDEMNITEE

[Name]

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